UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 1, 2006

RELIANT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K), “Reliant Energy” refers to Reliant Energy, Inc., and “we,” “us” and “our” refer to Reliant Energy and its subsidiaries.

Item 1.01  Entry into Material Definitive Agreement.

As previously reported, on September 24, 2006, Reliant Energy Power Supply, LLC (“REPS”) entered into a Credit Sleeve and Reimbursement Agreement (the “Agreement”) with Merrill Lynch Commodities, Inc., as sleeve provider, and Merrill Lynch & Co., Inc., as guarantee provider (collectively, “Merrill Lynch”), and a Working Capital Facility Agreement (“Retail Working Capital Facility”) with Merrill Lynch Capital Corporation as lender.   Under the terms of the Agreement, Merrill Lynch provides guarantees and collateral postings on our behalf.  As a result, collateral postings for our Texas retail energy business will be substantially eliminated.

The obligations of the parties were contingent, among other things, upon the amendment of the following debt documents:

•                  the indentures (the “Indentures”) governing three series of Reliant Energy’s outstanding senior secured notes (9.25% Senior Secured Notes due 2010, 9.50% Senior Secured Notes due 2013 and 6.75% Senior Secured Notes due 2014) (collectively, the “Notes”);

•                  the guarantee agreements (the “Guarantee Agreements”) governing Reliant Energy’s guarantees of five series of Pennsylvania Economic Development Financing Authority’s outstanding Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project) (series 2001A, 2002A, 2002B, 2003A and 2004A) (collectively, the “Bonds”); and

•                  the Second Amended and Restated Credit and Guaranty Agreement dated as of December 22, 2004 among Reliant Energy, the guarantors referred to therein, the lenders referred to therein and Bank of America, N.A., as administrative agent and collateral agent (the “Second Amended Credit Agreement”).

Supplements to Indentures and Guarantee Agreements

On December 1, 2006, Reliant Energy met all of the closing conditions of the Agreement and the Retail Working Capital Facility, including the entry into a supplement to each Indenture with the subsidiary guarantors thereunder (the “Guarantors”) and Wilmington Trust Company, as notes trustee (the “Supplemental Indentures”), and a supplement to each Guarantee Agreement with the Guarantors and The Bank of New York Trust Company, N.A., as bond trustee (the “Supplemental Guarantee Agreements”).  The Supplemental Indentures and the Supplemental Guarantee Agreements include the following amendments:

•                  permits first liens on the assets of the retail energy business to secure the retail energy business’s obligations under the Agreement and the Retail Working Capital Facility;

•                  permits indebtedness under the Retail Working Capital Facility to be incurred under the existing permitted debt basket for Reliant Energy’s credit facilities, reduces that permitted debt basket to $2.5 billion and limits the indebtedness of the retail energy business to $310,000,000;

•                  permits the restrictions contained in the Agreement and the Retail Working Capital Facility on the ability of the retail energy business to distribute money to Reliant Energy;

•                  limits the ability of our retail energy business to retain cash that could otherwise be distributed to Reliant Energy;

•                  provides holders of the Notes and the Bonds with rights to consent to the release of security interests in (except in connection with certain sales or upon obtaining specified credit metrics, in which case they have no consent rights) the equity of RERH Holdings, LLC or substantially all of the assets of the retail energy business or Reliant Energy’s assets (other than the retail energy business);

•                  requires Reliant Energy to make a redemption offer to the holders of the Bonds if there is a sale of the equity of RERH Holdings, LLC or substantially all of the assets of the retail energy business or Reliant Energy’s assets (other than the retail energy business); and

•                  provides that the Bonds will not be redeemed before June 1, 2011 and an additional amount will be paid to the holders of the Bonds upon any optional redemption of the Bonds during the period beginning June 1, 2011 and ending May 31, 2014.

Amendment to Second Amended Credit Agreement

In addition, on December 1, 2006, Reliant Energy entered into an amendment and restatement of the Second Amended Credit Agreement with the guarantors referred to therein, the lenders referred to therein, and Bank of America, N.A., as administrative agent and collateral agent (the “Third Amended Credit Agreement”).  The terms of the Third Amended Credit Agreement are substantially similar to those of the Second Amended Credit Agreement, except it includes the following amendments:

•                  the amendments described under the first, third and fourth bullet points under “Supplements to Indentures and Guarantee Agreements” above;

•                  permits indebtedness of the retail energy business not to exceed $310,000,000;

•                  increases the financial covenant for the Consolidated Leverage Ratio (as defined in the Third Amended Credit Agreement) for the periods ending December 31, 2006 through June 30, 2007 from 5.5 to 6.0; and

•                  decreases the financial covenant for the Consolidated Interest Coverage Ratio (as defined in the Third Amended Credit Agreement) for the periods ending March 31, 2007 and June 30, 2007 from 1.8 to 1.5.

Pursuant to the Third Amended Credit Agreement, Reliant Energy reduced the total availability under its revolving credit facility from $1.7 billion to $700 million (due 2009), reduced its outstanding term loans from $530 million to $400 million (due 2010) and entered into a $300 million pre-funded letter of credit facility (due 2010).  At Reliant Energy’s current Consolidated Leverage Ratio, the loans under the Third Amended Credit Facility bear interest at LIBOR plus 2.375 percent or a base rate plus 1.375 percent.  If certain credit ratings or Consolidated Leverage Ratio thresholds are met in the future, the rates will decline to LIBOR plus 2.125 or a base rate plus 1.125 percent.

The Supplemental Indentures, the Supplemental Guarantee Agreements and the Third Amended Credit Agreement are each filed as an exhibit to this Form 8-K and are incorporated by reference herein. A copy of the related press release is also filed as an exhibit to this Form 8-K and is incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under “Amendment to Second Amended Credit Agreement” is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 under “Supplements to Indentures and Guarantee Agreements” is incorporated herein by reference.

Item 8.01  Other Events.

In connection with the refinancing, Reliant Energy also repaid and terminated its $450 million retail receivables securitization facility and terminated its $250 million collateral trust arrangement on December 1, 2006.

Finally, on December 1, 2006, REPS amended and restated the Agreement with Merrill Lynch and the Retail Working Capital Facility with Merrill Lynch Capital Corporation as lender to make conforming changes and to further clarify the intent of the parties.

The amended and restated Agreement and the amended and restated Retail Working Capital Facility are each filed as an exhibit to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)  We furnish the following exhibits:

4.1	—	Third Supplemental Indenture relating to the 9.25% Senior Secured Notes due 2010, dated as of December 1, 2006
4.2	—	Third Supplemental Indenture relating to the 9.50% Senior Secured Notes due 2013, dated as of December 1, 2006
4.3	—	Third Supplemental Indenture relating to the 6.75% Senior Secured Notes due 2014, dated as of December 1, 2006
10.1	—	Second Supplemental Guarantee Agreement (Series 2001A), dated as of December 1, 2006
10.2	—	Second Supplemental Guarantee Agreement (Series 2002A), dated as of December 1, 2006
10.3	—	Second Supplemental Guarantee Agreement (Series 2002B), dated as of December 1, 2006
10.4	—	Second Supplemental Guarantee Agreement (Series 2003A), dated as of December 1, 2006
10.5	—	Third Supplemental Guarantee Agreement (Series 2004A), dated as of December 1, 2006
10.6	—	Third Amended and Restated Credit and Guaranty Agreement dated as of December 1, 2006
99.1	—	Press Release dated as of December 1, 2006
99.2	—	Amended and Restated Credit Sleeve and Reimbursement Agreement dated as of December 1, 2006
99.3	—	Amended and Restated Working Capital Facility Agreement dated as of December 1, 2006

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Form 8-K contains “forward-looking statements” within meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  Forward-looking statements are statements that contain projections, estimates or assumptions about our revenues, income and other financial items, our plans for the future, future economic performance, transactions and dispositions and financings related thereto. Forward-looking statements relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words.  However, the absence of these words does not mean that the statements are not forward-looking.

We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including negotiation of the proposed series of financings, legislative and regulatory developments, the outcomes of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission, including the discussions under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in our Annual Report on Form 10-K for the year ended December 31, 2005.

Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANT ENERGY, INC.
(Registrant)

Date: December 7, 2006	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number		Exhibit Description

4.1	—	Third Supplemental Indenture relating to the 9.25% Senior Secured Notes due 2010, dated as of December 1, 2006
4.2	—	Third Supplemental Indenture relating to the 9.50% Senior Secured Notes due 2013, dated as of December 1, 2006
4.3	—	Third Supplemental Indenture relating to the 6.75% Senior Secured Notes due 2014, dated as of December 1, 2006
10.1	—	Second Supplemental Guarantee Agreement (Series 2001A), dated as of December 1, 2006
10.2	—	Second Supplemental Guarantee Agreement (Series 2002A), dated as of December 1, 2006
10.3	—	Second Supplemental Guarantee Agreement (Series 2002B), dated as of December 1, 2006
10.4	—	Second Supplemental Guarantee Agreement (Series 2003A), dated as of December 1, 2006
10.5	—	Third Supplemental Guarantee Agreement (Series 2004A), dated as of December 1, 2006
10.6	—	Third Amended and Restated Credit and Guaranty Agreement dated as of December 1, 2006
99.1	—	Press Release dated as of December 1, 2006
99.2	—	Amended and Restated Credit Sleeve and Reimbursement Agreement dated as of December 1, 2006
99.3	—	Amended and Restated Working Capital Facility Agreement dated as of December 1, 2006